Exhibit 99.1

KOHL'S CORPORATION REPORTS RESULTS

FOR THE THIRD QUARTER OF FISCAL 2010

MENOMONEE FALLS, WI … November 10/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and nine months ended October 30, 2010.

Kohl’s Corporation reported net income for the quarter ended October 30, 2010 of $194 million, or $0.63 per diluted share, compared with $193 million, or $0.63 per diluted share, a year ago.  For the nine months ended October 30, 2010, net income increased 16 percent to $652 million, or $2.12 per diluted share, compared to $560 million, or $1.83 per diluted share, for the nine months ended October 31, 2009. These results exclude the lease accounting corrections which are more fully described below.

Net sales for the quarter were $4.2 billion, an increase of 4.1 percent for the quarter.  Comparable store sales for the quarter increased 1.8 percent.  Year to date, net sales increased 7.4 percent to $12.4 billion compared to $11.5 billion a year ago.  Comparable store sales increased 4.4 percent for the same period.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said “We are pleased with our financial results for the third quarter.  We continue to gain market share as reflected in our performance in both comparable and total sales growth. This sales performance, along with strong inventory management, allowed us to continue to increase our gross margin rate.  We are pleased with the expense management discipline across the company that allowed us to grow our expenses less than we originally planned.“

As previously disclosed, as a result of a detailed review of its historical accounting for its leased properties, the Company expects to record non-cash adjustments which are expected to increase depreciation, interest and rent expense for the third quarter.  Though the Company has not completed its review, based largely on the average adjustment required for leases that have been reviewed to date, management currently expects a correction in the range of $25 million, or $0.05 per diluted share, to $75 million, or $0.15 per diluted share.  The errors occurred over a number of years.  Upon finalization of its review, the Company will quantify the impact of the corrections on previously reported periods.

The Company expects the accounting review to be complete before filing its third quarter 10-Q.

Earnings Guidance

For the fourth quarter, the Company expects total sales to increase between 4.5 and 6.5 percent; comparable store sales to increase 2 to 4 percent; and gross margin as a percent of sales to increase 20 to 40 basis points over last year.  The Company expects selling, general and administrative expenses to increase between 3 and 4 percent.  This would result in earnings per diluted share of $1.51 to $1.59 for the fourth quarter.

Resumption of Share Repurchase Program

Kohl’s intends to enter into an agreement within the next several weeks to repurchase $1 billion of its common stock on an accelerated basis.  These shares would be purchased under the $2.5 billion share repurchase program announced in September 2007, pursuant to which $1.9 billion of authorization remains.  Kohl’s entry into this repurchase agreement is contingent on, among other things, market conditions and on Kohl’s not possessing material non-public information on the commencement date.

Third Quarter 2010 Earnings Conference Call

Investors will have an opportunity to listen to the third quarter earnings conference call at 8:30 AM EST on Thursday, November 11, 2010 by dialing (706) 902-0486, using Conference ID 19436600.  A replay of the call will also be accessible beginning at approximately 9:30 AM EST on November 11, until midnight EST on December 11, 2010. To listen to the replay, dial (706) 645-9291, and use Conference ID 19436600.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=2807927 at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment.  Kohl’s operates its 1,089 stores in 49 states with a commitment to environmental leadership. In support of the communities it serves, Kohl’s has raised more than $150 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Senior Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

Before Adjustments for Lease Accounting Corrections

	Three Months
	(13 Weeks) Ended
		% to		% to
	Oct. 30,	Net	Oct. 31,	Net
	2010	Sales	2009	Sales

Net sales	$ 4,218		$ 4,051
Cost of merchandise sold	2,596	61.5%	2,512	62.0%

Gross margin	1,622	38.5%	1,539	38.0%

Operating expenses:
Selling, general, and administrative	1,113	26.4%	1,027	25.4%
Depreciation and amortization	165	4.0%	150	3.7%
Preopening expenses	9	0.2%	23	0.5%

Operating income	335	7.9%	339	8.4%

Interest expense, net	31	0.7%	31	0.8%

Income before income taxes	304	7.2%	308	7.6%
Provision for income taxes	110	2.6%	115	2.8%

Net income	$ 194	4.6%	193	4.8%

Basic net income per share	$ 0.63		$ 0.63
Average number of shares	307		305

Diluted net income per share	$ 0.63		$ 0.63
Average number of shares	308		308

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

Before Adjustments for Lease Accounting Corrections

	Nine Months
	(39 Weeks) Ended
		% to		% to
	Oct. 30,	Net	Oct. 31,	Net
	2010	Sales	2009	Sales

Net sales	$ 12,353		$ 11,496
Cost of merchandise sold	7,543	61.1%	7,068	61.5%

Gross margin	4,810	38.9%	4,428	38.5%

Operating expenses:
Selling, general, and administrative	3,190	25.8%	2,954	25.7%
Depreciation and amortization	470	3.8%	435	3.8%
Preopening expenses	15	0.1%	49	0.4%

Operating income	1,135	9.2%	990	8.6%

Interest expense, net	93	0.7%	93	0.8%

Income before income taxes	1,042	8.5%	897	7.8%
Provision for income taxes	390	3.2%	337	2.9%

Net income	$ 652	5.3%	$ 560	4.9%

Basic net income per share	$ 2.13		$ 1.84
Average number of shares	307		305

Diluted net income per share	$ 2.12		$ 1.83
Average number of shares	308		306

KOHL'S CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

Subject to Reclassification

Before Adjustments for Lease Accounting Corrections

	Oct. 30,	Oct. 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$ 2,441	$ 1,503
Merchandise inventories	4,030	3,807
Income taxes receivable	32	-
Deferred income taxes	92	69
Other	215	208

Total current assets	6,810	5,587

Property and equipment, net	7,236	7,082
Long-term investments	275	326
Favorable lease rights, net	196	198
Other assets	138	130

Total assets	$ 14,655	$ 13,323

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 2,125	$ 2,071
Accrued liabilities	925	918
Income taxes payable	-	14
Current portion of long-term
debt and capital leases	417	17

Total current liabilities	3,467	3,020

Long-term debt and capital leases	1,668	2,054
Deferred income taxes	398	390
Other long-term liabilities	518	464
Shareholders' equity	8,604	7,395
Total liabilities and shareholders' equity	$ 14,655	$ 13,323

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

Subject to Reclassification

Before Adjustments for Lease Accounting Corrections

	Nine Months
	(39 Weeks) Ended
	Oct. 30,	Oct. 31,
	2010	2009

Operating activities
Net income	$ 652	$ 560
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	470	435
Share-based compensation	47	45
Excess tax benefits from share-based compensation	3	3
Deferred income taxes	5	69
Other non-cash revenues and expenses	27	40
Changes in operating assets and liabilities:
Merchandise inventories	(1,107)	(1,005)
Other current and long-term assets	1	4
Accounts payable	937	1,190
Accrued and other long-term liabilities	(80)	118
Income taxes	(213)	(96)

Net cash provided by operating activities	742	1,363

Investing activities
Acquisition of property and equipment
and favorable lease rights	(645)	(550)
Sales of investments in auction rate securities	40	20
Other	4	(1)

Net cash used in investing activities	(601)	(531)

Financing activities
Treasury stock purchases	(4)	(1)
Capital lease payments	(12)	(12)
Proceeds from stock option exercises	52	44
Excess tax benefits from share-based compensation	(3)	(3)

Net cash provided by financing activities	33	28

Net increase in cash and cash equivalents	174	860
Cash and cash equivalents at beginning of period	2,267	643

Cash and cash equivalents at end of period	$ 2,441	$ 1,503